Exhibit 5

                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3450


                                                WRITER'S DIRECT DIAL NUMBER
                                                     (404) 873-8500
                                                WRITER'S DIRECT FACSIMILE NUMBER
                                                     (404) 873-8501

                                April 4, 2001


SYSCO CORPORATION
1390 Enclave Parkway
Houston, Texas  77077-2027

     Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by SYSCO Corporation ("SYSCO") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of 571,920 shares of SYSCO common stock, $1.00 par value (the "Shares"), which are to be offered and sold by SYSCO through the following plans: Guest Supply, Inc. 1996 Long Term Incentive Plan and 1993 Stock Option Plan (collectively, the "Plans").

     In acting as counsel to SYSCO, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we assume that the purchase price, or other consideration to be received by SYSCO, per Share will, in all cases, equal or exceed the par value of a Share. Based upon and subject to the foregoing, we advise you that in our opinion the Shares to be sold pursuant to and in accordance with the Plans have been duly and validly authorized and will, upon receipt in full of the consideration provided in the Plans, and upon issuance pursuant to a current prospectus in conformity with the Act, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Sincerely,


                                /s/ ARNALL GOLDEN GREGORY LLP

                                ARNALL GOLDEN GREGORY LLP


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